Exhibit 99.1

FOR IMMEDIATE RELEASE

UNITED INSURANCE HOLDINGS CORP. PRICES COMMON STOCK OFFERING

ST. PETERSBURG, Florida, February 27, 2014 – United Insurance Holdings Corp. (UPC Insurance or the Company) (NASDAQ: UIHC), announced today that it has priced an underwritten public offering of 4,000,000 shares of its common stock at a price to the public of $12.50 per share for gross proceeds of $50 million. The net proceeds from the sale of the shares, after deducting the underwriters’ discounts and other estimated offering expenses payable by the Company, will be approximately $47 million. The Company has also granted the underwriters a 30-day option to purchase up to an additional 600,000 shares of common stock offered in the public offering to cover overallotments, if any.

UPC Insurance intends to use the net proceeds from this offering for general corporate purposes, including statutory capital in support of its growth. The offering is expected to close on March 5, 2014, subject to customary closing conditions.

Raymond James & Associates, Inc. and Wells Fargo Securities, LLC are serving as Joint Book-Running Managers for the offering and Sterne, Agee & Leach, Inc. is serving as Co-Manager.

A shelf registration statement relating to the shares described above was previously filed with, and has been declared effective by, the Securities and Exchange Commission (SEC). A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from: Raymond James & Associates, Inc., Attention: Prospectus Department, 880 Carillon Parkway, St. Petersburg, Florida 33716, telephone: (800) 248-8863 or email: prospectus@raymondjames.com; Wells Fargo Securities, LLC Attention: Equity Syndicate Dept., 375 Park Avenue, New York, New York 10152, telephone: (800) 326-5897 or email: cmclientsupport@wellsfargo.com; or Sterne, Agee & Leach, Inc., Prospectus Department, 277 Park Avenue, 24th Floor, New York, New York 10172, phone: (212) 338-4708, fax: (205) 414-6373, email: syndicate@sterneagee.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Forward Looking Statements

Certain statements included in this press release are intended as “forward-looking statements.” These statements include statements relating to UPC Insurance’s expectations regarding the completion, timing and size of the proposed public offering and the intended use of proceeds. UPC Insurance cautions investors not to place undue reliance on the forward-looking statements contained in this release. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by UPC Insurance. There can be no assurance that UPC Insurance will be able to complete the public offering on the anticipated terms, or at all or that the net proceeds of the offering will be used as indicated. Completion of the common stock offering on the terms described, and the application of net proceeds, are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, general economic conditions, market conditions, satisfaction of customary closing conditions, and other factors, including those set forth in the Risk Factors section of the Company’s periodic reports and other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Any forward-looking statements made in this press release speak only as of the date of this release and, except as required by law, UPC Insurance undertakes no obligation to update any forward-looking statement contained in this press release, even if UPC Insurance’s expectations or any related events, conditions or circumstances change.

About UPC Insurance

Founded in 1999, UPC Insurance is an insurance holding company that sources, writes and services residential property and casualty insurance policies using a network of independent agents and a group of wholly owned insurance subsidiaries. United Property & Casualty Insurance Company, the primary operating subsidiary of UPC Insurance, writes and services property and casualty insurance in Florida, Massachusetts, New Jersey, North Carolina, Rhode Island, South Carolina and Texas, and is licensed to write in New Hampshire and Georgia. From its headquarters in St. Petersburg, UPC Insurance’s team of dedicated professionals manages a completely integrated insurance company, including sales, underwriting, customer service and claims.

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CONTACT:	OR	INVESTOR RELATIONS:
United Insurance Holdings Corp.		The Equity Group

John Rohloff		Adam Prior
Director of Financial Reporting		Senior Vice-President
(727) 895-7737 / jrohloff@upcinsurance.com		(212) 836-9606 / aprior@equityny.com

Terry Downs
Associate
(212) 836-9615 / tdowns@equityny.com

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